                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                              August 12, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-EIF UCSS-15                               781261   33-44741   811-3044


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1Y                       893062   33-57873   811-2810

DEFINED ASSET FUNDS-GSIF MPUSTS-22                            893116   33-57173   811-2810


DEFINED ASSET FUNDS- IS-205 DAF                               803932   33-53277   811-1777
DEFINED ASSET FUNDS-MITF IS-234                               804059   333-0229   811-1777

DEFINED ASSET FUNDS- IGP-2 INTERMEDIATE TERM SERIES DAF       1004412  33-64769   811-1777

DEFINED ASSET FUNDS-MITF PUT-8                                757838   2-94586    811-1777

DEFINED ASSET FUNDS-MITF ITS-176                              868090   33-40238   811-1777
DEFINED ASSET FUNDS- ITS-207 DAF                              868114   33-49567   811-1777
DEFINED ASSET FUNDS- ITS-233 DAF                              910379   33-53657   811-1777
DEFINED ASSET FUNDS- ITS-254 DAF                              924346   33-58675   811-1777
DEFINED ASSET FUNDS- ITS-255 DAF                              924347   33-59031   811-1777
DEFINED ASSET FUNDS- ITS-256 DAF                              924348   33-59751   811-1777
DEFINED ASSET FUNDS- ITS-267                                  924360   333-0157   811-1777
DEFINED ASSET FUNDS- ITS-305                                  947173   333-2387   811-1777
DEFINED ASSET FUNDS-MITF IIS-3                                882125   33-44588   811-1777

DEFINED ASSET FUNDS-MITF MPS-302                              730759   2-87282    811-1777
DEFINED ASSET FUNDS-MITF MPS-517                              803724   33-46430   811-1777
DEFINED ASSET FUNDS- MPS-528 DAF                              892746   33-49473   811-1777
DEFINED ASSET FUNDS- MPS-541 DAF                              892764   33-52965   811-1777
DEFINED ASSET FUNDS- MPS-542 DAF                              892765   33-53425   811-1777
DEFINED ASSET FUNDS--MPS-558 DAF                              924296   33-57975   811-1777

DEFINED ASSET FUNDS-MITF MSS-5                                881829   33-47650   811-1777
DEFINED ASSET FUNDS- MSS-208 DAF                              924310   333-0285   811-1777
DEFINED ASSET FUNDS- MSS-312                                  1031543  333-2648   811-1777
DEFINED ASSET FUNDS- MSS-36 DAF                               895623   33-49569   811-1777
DEFINED ASSET FUNDS--MSS 63 DAF                               910010   33-53419   811-1777
DEFINED ASSET FUNDS- MSS-89 DAF                               924271   33-58531   811-1777
DEFINED ASSET FUNDS-MITF MSS 8U                               868164   33-40524   811-1777
DEFINED ASSET FUNDS-MITF MSS 8X                               868167   33-41160   811-1777
DEFINED ASSET FUNDS-MITF MSS A                                731715   2-87501    811-1777

DEFINED ASSET FUNDS-MITF NYPUT-4                              759756   2-94964    811-1777

TOTAL:   32 FUNDS
